EXHIBIT 4.1

                            NOVASTAR FINANCIAL, INC.

                             ARTICLES SUPPLEMENTARY

              9.00% SERIES D1 MANDATORY CONVERTIBLE PREFERRED STOCK
                           (Par Value $0.01 Per Share)

     Novastar  Financial,  Inc.,  a Maryland  corporation  (the  "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  Under a  power  set  forth  in  Article  VI of the  Charter  of the
Corporation,  as  amended,  the  Board  of  Directors  of  the  Corporation,  by
resolution  duly  adopted  classified  and  designated  2,100,000  shares of the authorized but unissued  shares of common stock,  par value $0.01 per share,  of the Corporation as the "9.00% Series D1 Mandatory  Convertible Preferred Stock";
and

     SECOND:  The  preferences,  conversion,  and other rights,  voting  powers,
restrictions,   limitations   as   to   dividends   and   other   distributions,
qualifications  and terms and  conditions  of  redemption of shares of the 9.00%
Series D1  Mandatory  Convertible  Preferred  Stock are as  follows:

     Section 1. Designation and Number. A series of Preferred Stock,  designated as the "9.00% Series D1 Mandatory  Convertible  Preferred Stock" (the "Series D1
Preferred  Stock")  is  hereby  established.  The  number of shares of Series D1
Preferred  Stock  shall be  2,100,000  shares.  The par  value of the  Series D1
Preferred  Stock shall be $0.01 per share.  Certain  defined terms used in these
Articles Supplementary have the meaning assigned thereto in Section 10.

     Section 2. Ranking.  The Series D1 Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon a Liquidation Event: (i)
senior to the common stock,  par value $0.01 per share, of the Corporation  (the
"Common Stock"),  whether now outstanding or hereafter issued, and to each other class or series of shares of the Capital Stock of the Corporation established by the Board of Directors of the Corporation  (the "Board of Directors")  after the date  hereof,  the terms of which do not  expressly  provide  that such class or series of  Capital  Stock  ranks  senior  to or pari  passu  with the  Series D1
Preferred  Stock as to payment of dividends  and  distribution  of assets upon a
Liquidation Event (collectively referred to as "Junior Shares"); (ii) pari passu with the 8.90% Series C Cumulative Redeemable Preferred Stock of the Corporation
(the  "Series C Preferred  Stock"),  the 9.00% Series D2  Convertible  Preferred
Stock of the Corporation (the "Series D2 Preferred  Stock"),  the 9.00% Series E
Mandatory  Convertible  Preferred  Stock  of  the  Corporation  (the  "Series  E
Preferred  Stock")  and each class or series of shares of the  Corporation,  the terms of which expressly provide that such class or series ranks pari passu with the Series D1 Preferred  Stock as to payment of dividends  and  distribution  of assets upon a Liquidation Event  (collectively  referred to as "Parity Shares");
and (iii) junior to each other class or series of shares of the Corporation, the terms of which  expressly  provide that such class or series ranks senior to the
Series D1 Preferred Stock as to payment of dividends and  distribution of assets upon a Liquidation  Event  (collectively  referred to as "Senior  Shares").
The Corporation's ability to issue,  authorize or

increase  the  authorized  amount of Parity  Shares  or Senior  Shares  shall be subject to the provisions of Section 5.

     Section 3.  Dividends.  Payment of  Dividends.  Dividends  on the Series D1
Preferred Stock shall be cumulative and shall accumulate  daily,  whether or not such dividends have been declared and whether or not there are profits,  surplus or other  funds of the  Corporation  legally  available  for the payment of cash dividends,  at the rate per annum of 9.00% on the Adjusted  Stated Value of each share of Series D1 Preferred Stock (the "Dividend Rate").  Except as provided in
Section 3(d),  dividends on the Series D1 Preferred Stock shall  accumulate on a non-compounding  basis. The Corporation shall pay accumulated  dividends on each share of Series D1 Preferred  Stock when,  as and if  authorized by the Board of
Directors and declared by the  Corporation,  out of funds legally  available for the payment of dividends,  semi-annually  on (i) January 16 and July 16 (each, a
"Dividend  Payment  Date") of each year to the Holders of record at the close of business  on the  preceding  December  16 and  June  16,  respectively  (each  a
"Dividend  Record Date"),  and (ii) upon a conversion of the Series D1 Preferred
Stock into Common  Stock or Series D2 Preferred  Stock;  provided  that,  if any
Dividend  Payment  Date falls on a day that is not a Business  Day,  the related dividend  will be paid on the  next day that is a  Business  Day,  with the same force  and  effect as if the  dividend  payment  had been made on such  Dividend
Payment  Date with  interest at the  Dividend  Rate with  respect to the delayed payment.  The amount of dividends  accumulating on the Series D1 Preferred Stock and on any delayed  payment of dividends due to a Dividend  Payment Date falling on a date that is not a Business  Day will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     (b)  Payment of Cash  Dividends  on Parity  Stock.  No  dividends  or other distributions (other than a dividend or distribution payable solely in shares of
Parity Stock or Junior  Stock (in the case of Parity  Stock) or Junior Stock (in the  case of  Junior  Stock)  and  cash in lieu  of  fractional  shares)  may be declared,  made or paid,  or set apart for  payment  upon,  any Parity  Stock or
Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Corporation  (including by any Subsidiary of the  Corporation), directly  or  indirectly,  including  without  limitation,  any  such  dividend, distribution,  redemption,  purchase  or  acquisition  of  Capital  Stock of any
Subsidiary of the Corporation  (except by conversion into or exchange for shares of Parity  Stock or Junior  Stock (in the case of Parity  Stock) or Junior Stock
(in the case of Junior  Stock))  unless all dividends on the Series D1 Preferred
Stock that have accumulated through the Dividend Payment Date preceding the date of such declaration, payment, distribution,  redemption, purchase or acquisition and all  dividends  on any  Parity  Stock  that  have  accumulated  through  the applicable dividend payment date of such Parity Stock preceding the date of such declaration,  payment,  distribution,  redemption,  purchase or acquisition  are declared and paid in full, or are declared and a sum  sufficient for the payment thereof in full is set apart for such payment.

     (c)  Participation  Rights  in  Common  Stock  Dividends.  In the event the
Corporation  should  at any time or from time to time  after  the date  Articles
Supplementary  containing  the terms of the Series D1 Preferred  Stock are first filed with the State  Department of Assessments and Taxation of Maryland,  fix a
record date for the making of any dividend,

distribution  or  payment  of any sort or kind to  holders  of  shares of Common
Stock,   including,   without   limitation,   distributions   of   evidences  of
indebtedness,  assets (including cash), other property or shares of Common Stock or other  securities  in the  Corporation  or rights,  options or warrants  with respect thereto, the Corporation may not pay any such dividend,  distribution or payment unless the  Corporation  also pays to each Holder of Series D1 Preferred
Stock a  distribution  equal to the  distribution  such  Holder  would have been entitled to receive if such Holder had exercised its right to convert all of its
Series D1  Preferred  Stock for  shares of Common  Stock  pursuant  to Section 6 immediately  prior  to  the  record  date  with  respect  to  such  dividend  or distribution. The payment made to Holders of Series D1 Preferred Stock under the preceding  sentence shall be made  concurrently with the payment of the dividend or  distribution  to the  holders of shares of Common  Stock.  Any  dividend  or distribution  that is paid with  respect  to the  shares of Series D1  Preferred
Stock pursuant to this Section 3(b) shall be in addition to,  separate from, and shall not reduce or otherwise  affect,  the dividends  accruing on each share of
Series D1 Preferred Stock pursuant to Section 3(a).

     (d) Dividend  Default Rate. If the  Corporation  fails to pay a dividend on the Series D1 Preferred Stock on any Dividend Payment Date,  whether or not such dividends  have been  authorized  by the Board of Directors  and declared by the
Corporation  or  whether  or not  there  are funds  legally  available  for such dividends,  then the Dividend Rate shall be automatically  increased  (without a need for any notice  given or other  action  taken on the part of any person) to
13% per annum,  compounded  quarterly,  both with respect to the unpaid dividend and all  subsequently  accumulating  dividends  until  the  Board  of  Directors authorizes  and the  Corporation  pays to the Holders of the Series D1 Preferred
Stock all accumulated and unpaid dividends on the Series D1 Preferred Stock.

     (e) Certain Determinations for Preferential Rights Upon Dissolution. Solely
for purposes of determining whether a distribution (other than upon voluntary or involuntary dissolution) by dividend,  redemption or other acquisition of shares of the  Corporation or otherwise is permitted  under Maryland law,  amounts that would be needed,  if the  Corporation  were to be  dissolved  at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of the Series D1 Preferred  Stock will not be added to the  Corporation's  total liabilities.

     Section 4. Liquidation Preference.

     (a)  Liquidation  Event.  In the  event  of any  voluntary  or  involuntary liquidation  (in  bankruptcy  or  otherwise),  dissolution  or winding-up of the
Corporation  (each, a "Liquidation  Event"),  each Holder of Series D1 Preferred
Stock, by reason of its ownership  thereof,  shall be entitled to receive out of the assets of the Corporation  available for distribution to shareholders of the
Corporation, prior and in preference to any payment or distribution of assets of the Corporation to the holders of its shares of Common Stock or any other Junior
Shares,  but after any distribution on any Senior Shares, an amount equal to the greater of (i) the aggregate Liquidation  Preference  attributable to the Series
D1  Preferred  Stock held by such  Holder,  or (ii) the amount  that such Holder would have been entitled to receive with respect to such Liquidation Event if it had  exercised  its right to convert all of its Series D1  Preferred  Stock into shares  of  Common  Stock  pursuant  to  Section  6  immediately  prior  to such
Liquidation  Event.  The  "Liquidation  Preference"  of each  share of Series D1
Preferred  Stock  shall be the  Adjusted  Stated

Value per share of Series D1  Preferred  Stock plus all  accumulated  but unpaid dividends on the Series D1 Preferred Stock.

     (b)  Manner of  Distribution.  In the event the  assets of the  Corporation available  for  distribution  or payment to Holders upon any  Liquidation  Event shall be  insufficient  to pay in full all  amounts  to which such  Holders  are entitled  pursuant to Section 4(a), (i) no such distribution or payment shall be made on account of any Junior Shares upon such  Liquidation  Event;  and (ii) no such  distribution or payment shall be made on account of any Parity Shares upon such Liquidation Event unless  proportionate  amounts are paid on account of the
Series D1 Preferred Stock, with all such distributions or payments on account of the Series D1 Preferred  Stock and any Parity  Shares made pro rata on the basis of the aggregate  liquidation  preference of the outstanding shares of each such class or  series of  Capital  Stock and  (without  double-counting)  accumulated dividends  to which  the  holder of each such  class or  series is  entitled  to receive  upon such  Liquidation  Event.  After the payment to the Holders of the full preferential  amounts provided for above, the Holders,  in their capacities as holders of Series D1 Preferred Stock (and no other  capacity),  shall have no right or claim to any of the remaining assets of the Corporation.

     Section 5. Voting  Rights.  (a) Except as required by  applicable  law, the
Series D1 Preferred Stock shall be entitled to notice of, attend and vote at all general and special meetings of the Corporation as a single class with all other shareholders  entitled to notice of,  attend and vote at such general or special meetings of the  Corporation  on the same terms as a holder of Common Stock.  At any such general or special meeting,  each Holder shall have the number of votes for each share of Series D1  Preferred  Stock held by such  Holder  equal to the whole  number of  shares of Common  Stock  into  which  such  share of Series D1
Preferred Stock may be converted pursuant to Section 6 as of the record date for the vote  (provided,  that the number of fractional  shares  resulting  from the conversion  of shares of Series D1  Preferred  Stock  held by a Holder  shall be aggregated for purposes of determining  the number of shares of Common Stock for which such Holder is entitled to vote).

     (b) So long as any shares of Series D1 Preferred Stock are outstanding,  in addition to any other vote of  shareholders  of the  Corporation  required under applicable  law  (including,  without  limitation,  the MGCL) or the  Charter or
Bylaws of the Corporation,  the prior approval or written consent, in accordance with the MGCL,  the  Charter  and Bylaws of the  Corporation,  of the Holders of
two-thirds  of the  outstanding  shares  of Series D1  Preferred  Stock,  voting separately  as a class,  will be  required  for the  Corporation  (i) to create, issue,  authorize  or  increase  (including  by way of a  recapitalization)  the authorized  amount of, or create,  issue or authorize any obligation or security convertible  into, or exercisable or exchangeable  for, or evidencing a right to purchase,  any Series D1 Preferred Stock,  Parity Shares or Senior Shares except for (x) the issuance of shares of Series E Preferred  Stock in  satisfaction  of the 2007 Section 858 Dividend, (y) the issuance of shares of Series D1 Preferred
Stock  pursuant to the  Securities  Purchase  Agreement,  or (z) the issuance of shares of Series D2 Preferred Stock pursuant to the Standby  Purchase  Agreement or upon conversion of Series D1 Preferred Stock into Series D2 Preferred  Stock,
(ii) to approve or make any  amendment  to the terms of the Series D1  Preferred
Stock or these Articles Supplementary,  (iii) to amend, alter, change, repeal or waive  any  provision  of the  Charter  or Bylaws  of the  Corporation,  if such amendment,  alteration, change, repeal or waiver adversely affects the rights of the Series D1 Preferred Stock,  (iv) to

reclassify any authorized shares of the Corporation into any Series D1 Preferred
Stock, Parity Shares,  Senior Shares, or any obligation or security  convertible into or, exercisable or exchangeable for, or evidencing a right to purchase any,
Series D1 Preferred Stock, Parity Shares or Senior Shares, (v) to consummate any transaction  that could or could  reasonably be expected to,  individually or in the aggregate,  adversely affect or impair the rights, privileges or preferences of the Holders of the Series D1  Preferred  Stock in such  capacity;  or (vi) to enter into any contract, agreement,  commitment or understanding with respect to any of the  foregoing;  provided that no approval or written  consent under this
Section  5(b) shall be  required  for a one to four  reverse  stock split of the
Common Stock in accordance with applicable laws.

     Section 6. Conversion of Series D1 Preferred  Stock into Common Stock.  The
Series D1  Preferred  Stock may be  converted  into Common Stock as follows (the
"Conversion Rights"):

     (a)  Holder's  Right to  Convert.  Subject to Section  6(d),  each share of
Series D1  Preferred  Stock  shall be  convertible,  at the option of the Holder thereof,  at any time and from  time to time,  into a number  of fully  paid and nonassessable  shares of Common Stock as is  determined by dividing the Adjusted
Stated Value of such share by the  Conversion  Price  applicable  to such share, determined  as  hereafter  provided,  in effect on the date the  certificate  is surrendered for conversion.

     (b) Corporation's Right to Convert. If the Shareholder Vote is not obtained by the  Corporation,  at any time on or after the three-year  anniversary of the
Issue  Date,  (i) the  Common  Stock  is  Publicly  Traded  as of the  date  the
Corporation delivers a Forced Conversion  Announcement and (ii) the Closing Sale
Price of the Common Stock exceeds 200% of the then existing Conversion Price for
40 of the 50  consecutive  Trading  Days  preceding  the date of delivery by the
Corporation of the Forced  Conversion  Announcement,  then the  Corporation  may elect to cause all (but not less than all) of the  outstanding  shares of Series
D1 Preferred Stock to be converted into a number of fully paid and nonassessable shares of Common Stock  determined  by  dividing,  with respect to each share of
Series D1  Preferred  Stock,  the  Adjusted  Stated  Value of such  share by the
Conversion Price applicable to such share,  determined as hereafter provided, in effect on the date the certificate is surrendered  for conversion.  Any election to convert  pursuant to this Section  6(b) shall be made by public  announcement thereof (a "Forced Conversion Announcement").

     (c) Mandatory  Conversion.  If the Shareholder  Vote is not obtained by the
Corporation,  then on the ninth  anniversary  of the Issue  Date,  each share of
Series D1 Preferred  Stock shall  automatically  be  converted  into a number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Adjusted Stated Value for such share by the Conversion  Price  applicable to
such  share,   determined  as  hereafter  provided,  in  effect  on  such  ninth anniversary date.

     (d) Mechanics of Conversion. Before any holder of Series D1 Preferred Stock in certificated form shall be entitled to convert the same into shares of Common
Stock,  he shall  surrender  the  certificate  or  certificates  therefor,  duly endorsed,  at the office of the  Corporation  or of any  transfer  agent for the
Series D1 Preferred  Stock,  and shall give written notice to the Corporation at its principal  corporate  office,  of the election to convert the same and shall state

therein the name or names in which the certificate or certificates for shares of
Common Stock are to be issued. Before any holder of Series D1 Preferred Stock in book-entry  form shall be  entitled  to convert  the same into  shares of Common
Stock,  he shall comply with the  procedures of the depositary for the shares of
Series D1 Preferred Stock held by such Holder. The Corporation shall, as soon as practicable  thereafter,  issue and  deliver  at such  office to such  holder of
Series D1  Preferred  Stock,  or to the nominee or nominees  of such  holder,  a certificate  or  certificates  for the full number of shares of Common  Stock to which  such  holder  shall be  entitled  as  aforesaid.  In case any  Series  D1
Preferred Stock share certificate  shall be surrendered for partial  conversion, the  Corporation  shall  execute  and  deliver  to the  Holder of the  Series D1
Preferred  Stock so  surrendered,  without  charge to such  Holder,  a new share certificate  in an  aggregate  Adjusted  Stated  Value equal to the  unconverted portion of the surrendered certificate.  Such conversion shall be deemed to have been made  immediately  prior to the close of  business on the date on which the requirements set forth in this Section 6(d) have been satisfied,  and the person or persons  entitled to receive the shares of Common  Stock  issuable  upon such conversion  shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the  conversion is in connection
with  an  underwritten   offering  of  securities  registered  pursuant  to  the
Securities Act, the conversion  may, at the option of any holder  tendering such
Series D1 Preferred Stock for conversion,  be conditioned  upon the closing with the underwriters of the sale of securities  pursuant to such offering,  in which event the  person(s)  entitled to receive  Common Stock upon  conversion of such
Series D1 Preferred  Stock shall not be deemed to have  converted such Series D1
Preferred  Stock  until  immediately  prior  to the  closing  of  such  sale  of securities.

     (e) Conversion  Price  Adjustments of Series D1 Preferred Stock for Certain
Dilutive Issuances, Splits and Combinations.  The Conversion Price of the Series
D1 Preferred Stock shall be subject to adjustment from time to time as follows:

          (i) (A) If at any time the  Corporation  should issue (or be deemed to issue) any Additional  Stock without  consideration  or for a consideration per share less than the Conversion Price in effect immediately prior to the
     issuance  of  such  Additional   Stock,  the  Conversion  Price  in  effect
     immediately  prior to each such issuance shall be adjusted pursuant to this
     Section 6(e)(i),  as follows:  the new Conversion Price shall be the result of (A)  (i)  the  total  number  of  shares  of  Common  Stock  outstanding
     immediately   prior  to  the  issuance  of  such  Additional  Stock  (on  a fully-diluted  basis  assuming  exercise,  conversion  or  exchange  of all outstanding  exercisable,  convertible  or  exchangeable  securities of the
     Corporation) ("Outstanding Common") multiplied by the applicable Conversion
     Price in effect prior to the issuance of such Additional  Stock,  plus (ii)
     the net aggregate amount of the  consideration  received by the Corporation for  such  Additional  Stock,  divided  by (B)  the  number  of  shares  of
     Outstanding  Common plus the number of shares of such  Additional  Stock so issued.

          (B) No adjustment of the Conversion  Price for the Series D1 Preferred
     Stock  shall be made in an amount  less than one cent per  share,  provided that any  adjustments  which are not  required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any  subsequent  adjustment  made prior to three (3) years from the date of the event giving

     rise to the adjustment being carried  forward,  or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being  carried  forward.  Except  to the  limited  extent  provided  for in
     Sections 6(e)(i)(E)(3) and 6(e)(i)(E)(4),  no adjustment of such Conversion
     Price pursuant to this Section  6(e)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

          (C) In the  case  of the  issuance  of  Common  Stock  for  cash,  the consideration  shall be  deemed to be the  amount  of cash paid or  payable therefor before  deducting any reasonable  discounts,  commissions or other expenses allowed,  paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

          (D)  In  the  case  of  the   issuance  of  the  Common  Stock  for  a
     consideration in whole or in part other than cash, the consideration  other than cash shall be deemed to be the fair value  thereof  as  determined  in good  faith  by the  Board  of  Directors  irrespective  of any  accounting treatment.

          (E) In the case of the  issuance  (whether  before,  on or  after  the applicable  Issue Date) of options to purchase or rights to  subscribe  for
     Common Stock,  securities by their terms  convertible  into or exchangeable for Common  Stock or options to  purchase or rights to  subscribe  for such convertible or  exchangeable  securities,  the following  provisions  shall apply for all purposes of this Section 6(e)(i) and Section 6(e)(ii):

               1. The  aggregate  maximum  number  of  shares  of  Common  Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability,  including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such  options or rights were issued and for a consideration equal to the consideration  (determined in the manner provided in Sections 6(e)(i)(C) and 6(e)(i)(D)), if any, received or  receivable by the  Corporation  upon the issuance of such options or rights plus the  minimum  exercise  price  provided in such options or rights (without taking into account potential  antidilution adjustments)  for the Common Stock covered  thereby.  In case any such options to purchase or rights to  subscribe  for Common Stock shall be issued in connection with the issue or sale of other securities of the
          Corporation,  together comprising one integral transaction in which no specific  consideration  is allocated to such options or rights by the parties  thereto,  such options  and/or rights shall be deemed to have been issued without  consideration (except to the extent consideration is payable to the  Corporation  upon the  exercise of such  options or rights).

               2. The  aggregate  maximum  number  of  shares  of  Common  Stock
          deliverable   upon   conversion  of  or  in  exchange

          (assuming the  satisfaction  of any  conditions to  convertibility  or exchangeability,  including,  without limitation, the passage of time, but without taking into account  potential  antidilution  adjustments)
          for any  such  convertible  or  exchangeable  securities  or upon  the exercise  of  options  to  purchase  or rights to  subscribe  for such convertible or  exchangeable  securities and subsequent  conversion or exchange  thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a
          consideration  equal  to  the  consideration,   if  any,  received  or
          receivable  by the  Corporation  for any such  securities  and related options or rights  (excluding  any cash received on account of accrued
          interest  or  accrued   dividends),   plus  the   minimum   additional
          consideration,  if any,  to be received  by the  Corporation  (without taking  into  account  potential  antidilution  adjustments)  upon the conversion  or  exchange  of such  securities  or the  exercise of any related  options  or  rights  (the  consideration  in each  case to be
          determined  in  the  manner   provided  in  Sections   6(e)(i)(C)  and
          6(e)(i)(D)).  In case any such convertible or exchangeable  securities shall  be  issued  in  connection  with  the  issue  or sale of  other securities  of  the  Corporation,  together  comprising  one  integral transaction  in which no specific  consideration  is allocated to such convertible or exchangeable  securities by the parties  thereto,  such convertible  and/or  exchangeable  securities  shall be deemed to have been issued without  consideration (except to the extent consideration is payable to the  Corporation  upon  conversion  or  exchange of such securities or upon the exercise of any related options or rights).

               3. In the event of any  change in the  number of shares of Common
          Stock deliverable or in the  consideration  payable to the Corporation upon  exercise of such options or rights or upon  conversion  of or in exchange for such convertible or exchangeable  securities,  including,
          but  not  limited  to,  a  change   resulting  from  the  antidilution
          provisions  thereof,  the Conversion  Price of the Series D1 Preferred
          Stock,  to the extent in any way  affected by or  computed  using such options,  rights or  securities,  shall be  recomputed to reflect such change,  but no  further  adjustment  shall  be made  for  the  actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the  conversion  or exchange of such securities.

               4.  Upon  the  expiration  of any such  options  or  rights,  the termination  of  any  such  rights  to  convert  or  exchange  or  the expiration  of any options or rights  related to such  convertible  or exchangeable  securities,  the  Conversion  Price  of  the  Series  D1
          Preferred  Stock,  to the extent in any way  affected  by or  computed using such options,  rights or securities or options or rights related to such  securities,  shall be  recomputed  to reflect the issuance of only the  number  of  shares  of  Common  Stock  (and  convertible  or exchangeable  securities  which remain in effect) actually issued upon the  exercise  of such  options  or  rights,  upon the  conversion  or exchange  of such  securities  or upon the  exercise of the options or rights related to such securities.

               5. The  number of shares of Common  Stock  deemed  issued and the consideration deemed paid therefor pursuant to Sections  6(e)(i)(E)(1)
          and  6(e)(i)(E)(2)  shall be  appropriately  adjusted  to reflect  any change,  termination  or  expiration  of the type  described in either
          Section 6(e)(i)(E)(3) or 6(e)(i)(E)(4).

     Anything  in this  Section  6(e)(i)  to the  contrary  notwithstanding,  no adjustment  to the  Conversion  Price  shall be made  pursuant  to this  Section
6(e)(i) unless the Shareholder  Vote has been obtained.  If the Shareholder Vote is obtained,  then the Conversion Price for a share of Series D1 Preferred Stock will be  automatically  adjusted as of the date the Shareholder Vote is obtained to take into account all issuances (or deemed issuances) of Additional Stock, if any,  that were made prior to the date the  Shareholder  Vote was  obtained  and which would have a resulted in an  adjustment  to the  Conversion  Price of such share of Series D1 Preferred Stock under this Section 6(e)(i) if the Shareholder
Vote had been  obtained as of the date of such  issuance  (or deemed  issuance).

     (ii)  "Additional  Stock"  shall mean any shares of Common Stock issued (or deemed to have been issued  pursuant to Section  6(e)(i)(E)) by the  Corporation after the Issue Date) other than:

          (A) Common Stock issued pursuant to a transaction described in Section
     6(e)(iii) hereof;

          (B)  Shares  of  Common  Stock   issued  or  issuable  to   employees,
     consultants or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors;

          (C) Shares of Common Stock issued or issuable  upon  conversion of the
     Series D1 Preferred Stock or the Series D2 Preferred Stock; and

          (D)  Shares of  Series E  Preferred  Stock or shares of Common  Stock, issued in  satisfaction  of the 2007  Section  858  Dividend  and shares of
     Common  Stock issued upon  conversion  of such shares of Series E Preferred
     Stock.

     (iii) In the event the Corporation  should at any time or from time to time after the date  Articles  Supplementary  containing  the terms of the  Series D1
Preferred  Stock are first filed with the State  Department of  Assessments  and
Taxation  of  Maryland,  fix a record  date for the  effectuation  of a split or subdivision of the outstanding  shares of Common Stock or the  determination  of holders of Common  Stock  entitled to receive a dividend  or other  distribution payable  in  additional  shares of Common  Stock or other  securities  or rights convertible  into,  or  entitling  the holder  thereof to  receive  directly  or indirectly,  additional  shares  of Common  Stock

(hereinafter  referred to as "Common Stock Equivalents")  without payment of any consideration  by such holder for the  additional  shares of Common Stock or the
Common  Stock  Equivalents  (including  the  additional  shares of Common  Stock
Issuable upon conversion or exercise thereof),  then, as of such record date (or the date of such dividend  distribution,  split or subdivision if no record date is fixed),  the  Conversion  Price of the  Series D1  Preferred  Stock  shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion  of each share of Series D1  Preferred  Stock shall be  increased  in proportion  to  such  increase  of the  aggregate  of  shares  of  Common  Stock outstanding  and those  issuable  with respect to such Common Stock  Equivalents with the number of shares  issuable  with  respect to Common  Stock  Equivalents determined  from time to time in the manner  provided  for deemed  issuances  in
Section 6(e)(i)(E); provided that this Section 6(e)(iii) shall not be applicable to any dividend or other  distribution  that is actually  paid to the Holders of
Series D1 Preferred Stock pursuant to Section 3(b).

     (iv) If the number of shares of Common Stock  outstanding at any time after the Issue Date is decreased by a combination of the outstanding shares of Common
Stock,  then,  following the date of such combination,  the Conversion Price for the Series D1  Preferred  Stock  shall be  appropriately  increased  so that the number of shares of Common Stock  issuable on  conversion  of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

     (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization  of the Common Stock (other than a subdivision,  combination or merger or sale of assets  transaction  provided for elsewhere in these  Articles
Supplementary)  provision  shall be made so that the  holders  of the  Series D1
Preferred Stock shall  thereafter be entitled to receive upon conversion of such
Series D1 Preferred  Stock the number of shares of stock or other  securities or property of the  Corporation  or  otherwise,  to which a holder of Common  Stock deliverable upon conversion  would have been entitled on such  recapitalization.
In any such case, appropriate adjustment shall be made in the application of the provisions  of this  Section 6 with respect to the rights of the holders of such
Series  D1  Preferred  Stock  after  the  recapitalization  to the end  that the provisions of this Section 6 (including  adjustment of the Conversion Price then in effect and the number of shares  issuable  upon  conversion of such Series D1
Preferred  Stock)  shall  be  applicable  after  that  event  and  be as  nearly equivalent as practicable.

     (g) No Impairment. The Corporation will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution,  issue or sale of securities or any other voluntary action, avoid or seek to avoid the  observance or  performance of any of the terms to be observed or  performed  hereunder by the  Corporation,  but will at all times in good faith assist in the carrying  out of all the  provisions  of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the  Conversion  Rights of the holders of Series D1  Preferred  Stock against impairment.  The Corporation shall, as a condition precedent to any such reorganization,  recapitalization,  transfer of assets,  consolidation,  merger, dissolution,  issue or sale of securities or other voluntary  action,  cause any successor to the Corporation or acquiring person or entity,  as the case may be, to issue convertible preferred stock to each Holder of Series D1 Preferred Stock
with   preferences,   conversion   and  other  rights,   powers,   restrictions,
limitations, qualifications and terms and conditions as nearly equivalent as may be practicable to those contained in these

                                       10

Articles Supplementary, including the right to convert such preferred stock into the kind and amount of shares and other securities and property which the Holder would have owned or have been  entitled to receive  after the  happening  of any
such  reorganization,   recapitalization,  transfer  of  assets,  consolidation,
merger,  dissolution,  issue or sale of securities or any other voluntary action had such  Holder  converted  its Series D1  Preferred  Stock into  Common  Stock immediately  prior to such action.  Without  limitation of the  foregoing,  such preferred stock shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the  adjustments  provided for in Section 6(e). The provisions of
this  Section  6(g)  will   similarly   apply  to  successive   reorganizations,
recapitalizations,  transfers of assets, consolidations,  mergers, dissolutions, issuances or sales of securities or other voluntary actions.

     (h) No Fractional Shares and Certificate as to Adjustments.

     (i) No fractional  shares shall be issued upon the  conversion of any share or shares of the Series D1 Preferred  Stock,  and the number of shares of Common
Stock to be issued shall be rounded  upward to the nearest whole share.  Whether or not fractional  shares are issuable upon such conversion  shall be determined on the basis of the total  number  of  shares of Series D1  Preferred  Stock the
Holder is at the time  converting  into Common Stock and the number of shares of
Common Stock issuable upon such aggregate conversion.

     (ii)  Upon  the  occurrence  of  each  adjustment  or  readjustment  of the
Conversion  Price of Series D1 Preferred  Stock  pursuant to this Section 6, the
Corporation,   at  its  expense,  shall  promptly  compute  such  adjustment  or readjustment in accordance with the terms hereof and prepare and furnish to each
Holder of such  Series D1  Preferred  Stock a  certificate  setting  forth  such adjustment  or  readjustment  and  showing  in detail  the facts upon which such adjustment or readjustment is based.  The  Corporation  shall,  upon the written request at any time of any Holder of Series D1 Preferred Stock, furnish or cause to be  furnished  to such  Holder  a like  certificate  setting  forth  (A) such adjustment  and  readjustment,  (B)  the  Conversion  Price  for the  Series  D1
Preferred  Stock at the time in  effect,  and (C) the number of shares of Common
Stock and the  amount,  if any,  of other  property  which at the time  would be received upon the conversion of a share of the Series D1 Preferred Stock.

     (iii) All  adjustments to the  Conversion  Price shall be calculated to the nearest one one-thousandth (1/1000) of a cent.

     (i) Notices of Record Date.  In the event of any taking by the  Corporation of a record  of the  holders  of any  class of  securities  for the  purpose  of determining  the holders thereof who are entitled to receive any dividend (other than a cash  dividend)  or  other  distribution,  any  right to  subscribe  for, purchase  or  otherwise  acquire  any  shares of stock of any class or any other securities or property,  or to receive any other right,  the  Corporation  shall mail to each  Holder of Series D1  Preferred  Stock,  at least  twenty (20) days prior to the date specified  therein,  a notice specifying the date on which any such record is to be taken for the  purpose of such  dividend,  distribution  or right, and the amount and character of such dividend, distribution or right.

     (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times keep  available out of its  authorized  but unissued  shares of Common
Stock,  solely for

                                       11

the purpose of effecting the conversion of the shares of the Series D1 Preferred
Stock,  such number of its shares of Common  Stock as shall from time to time be sufficient to effect the conversion of all outstanding  shares of such series of
Series D1 Preferred Stock (assuming that a sufficient number of shares of Series
D1  Preferred  Stock  have been  converted  into  Common  Stock and have  become available for issuance  pursuant to Section 11(g) prior to the conversion of the remaining shares of Series D1 Preferred Stock); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then  outstanding  shares of Series D1 Preferred Stock, in addition to such other remedies as shall be available to the holder of Series D1
Preferred  Stock, the Corporation will take such corporate action as may, in the opinion of its counsel,  be necessary  to increase its  authorized  but unissued shares of Common Stock to such number of shares as shall be sufficient  for such purposes, including, without limitation,  engaging in best efforts to (i) obtain the requisite  stockholder approval of any necessary amendment to the Charter of the Corporation or (ii) consummate a reverse stock split.

     (k) Payment of Dividends on Converted  Shares of Series D1 Preferred Stock.
The  Corporation  shall  remain  liable to pay to Holders of Series D1 Preferred
Stock any  accumulated  and unpaid  dividends  on shares of Series D1  Preferred
Stock,  notwithstanding  the  conversion  of such shares of Series D1  Preferred
Stock into Common Stock or Series D2  Preferred  Stock and  notwithstanding  the failure of such Holder to be a holder of record of shares of Series D1 Preferred
Stock on any prior  Dividend  Payment  Date or  Dividend  Record Date during the period  in which  such  dividends  accumulated.  The  Corporation  shall pay all accumulated  but unpaid  dividends  on Series D1  Preferred  Stock that has been converted  into Series D2 Preferred  Stock or Common Stock on the first Dividend
Payment Date declared by the Board of Directors  occurring  after the conversion of such  shares of Series D1  Preferred  Stock  into  Common  Stock or Series D2
Preferred  Stock  and  on  each  subsequent  Dividend  Payment  Date  until  all accumulated dividends on such shares have been paid in full.

     Section 7. Conversion of Series D1 Preferred Stock into Series D2 Preferred
Stock.

     (a) Automatic Conversion. On the second anniversary of the Issue Date, each share of Series D1 Preferred Stock shall  automatically  be converted into fully paid and  nonassessable  shares of Series D2  Preferred  Stock having an initial stated  value  equal to the  Adjusted  Stated  Value of each  share of Series D1
Preferred Stock so converted;  provided,  however,  that the shares of Series D1
Preferred  Stock  shall  not  convert  on such  second  anniversary  date if the
Shareholder  Vote has not been  obtained on or prior to such second  anniversary date, in which case the shares of Series D1 Preferred  Stock shall remain shares of Series D1 Preferred Stock and will convert into shares of Series D2 Preferred
Stock  automatically  on the date the  Shareholder  Vote is obtained.  Each such share of Series D1 Preferred Stock will automatically be entitled to the benefit of each adjustment to the conversion price of the Series D2 Preferred Stock that preceded such conversion from time to time after the date Articles Supplementary containing  the terms of the Series D2 Preferred  Stock are first filed with the
State  Department of Assessments and Taxation of Maryland (the "Series D2 Filing
Date").

                                       12

     (b)  Reservation  of Stock  Issuable  Upon  Conversion.  From and after the
Series D2 Filing Date, the Corporation  shall at all times keep available out of its authorized but unissued shares of Series D2 Preferred Stock, solely for the purpose of  effecting  the  conversion  of the shares of the Series D1 Preferred
Stock, such number of its shares of Series D2 Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Series D1 Preferred Stock; and if at any time the number of authorized but unissued  shares of Series D2  Preferred  Stock shall not be  sufficient  to effect the  conversion  of all then  outstanding  shares of Series D1  Preferred
Stock, in addition to such other remedies as shall be available to the holder of
Series D1 Preferred  Stock,  the Corporation  will take such corporate action as may, in the opinion of its counsel,  be necessary to increase its authorized but unissued  shares of Series D2 Preferred  Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts  to (i) obtain  the  requisite  stockholder  approval  of any  necessary amendment  to the Charter of the  Corporation  or (ii) to  consummate  a reverse stock split.

     Section 8. Notices.  When the  Corporation  is required,  pursuant to these
Articles Supplementary,  to give notice to Holders without specifying the method of giving such notice,  the Corporation  shall do so by sending notice via first class mail or by  overnight  courier to the Holders of record as of a reasonably current date selected by the Board of Directors in its sole  discretion at their respective addresses as they appear on the books and records of the Corporation.

     Section 9. Transfer Restrictions.

     (a) Certain Definitions. As used in this Section 9:

     "5-Percent  Stockholder" means a "5-percent shareholder" of the Corporation as defined in Treasury Regulation Section 1.382-2T(g).

     "Completion"  occurs,  and a Transfer is  "Completed,"  when all steps have been taken to effect the Transfer of beneficial ownership.

     "Entity" means an entity within the meaning of Treasury  Regulation Section
1.382-3(a)(l).

     "IRC" means the  Internal  Revenue  Code of 1986,  as amended  from time to time.

     "Notice  Date" means a testing date (as  described  in Treasury  Regulation
Section  1.382-2(a)(4))  on which the aggregate  Percentage  Stock Increases are equal to or greater than the Threshold Percentage less ten percentage points.

     "Percentage  Stock  Increase"  means on any  testing  date (as  defined  in
Treasury Regulation Section  1.382-2(a)(4)) the increase in the Percentage Stock
Ownership of Stock of the Corporation by a 5-Percent Stockholder over the lowest
Percentage  Stock  Ownership  of  Stock  of the  Corporation  by such  5-Percent
Stockholder  at any time during the testing period (as defined in Section 382(i)
of the Code). For this purpose, Treasury Regulation Section 1.382-2T(g)(5)(i)(A)
shall apply in  determining  the  Percentage  Stock  Increase  of any  5-Percent
Stockholder.

                                       13

     "Percentage  Stock  Ownership" means percentage stock ownership of Stock of the  Corporation  determined in accordance with the Treasury  Regulations  under
Section 382 of the IRC.

     "Prohibited Transfer" means a purported  Substantial  Stockholder Transfer, but only to the  extent  that such  Transfer  is null and void ab  initio  under
Section 9(b) or Section 9(c).

     "Restriction  Notice" means a written notice provided by the Corporation to a potential Transferee, prior to 5:00 p.m. (New York time) on the fifth Business
Day following the day of receipt by the Corporation of a Transfer Notice,  which written notice states that the  Corporation  believes that a Restriction  Period either has or has not commenced and, if it has, that the Termination Date either has or has not occurred.

     "Restriction Period" means a period:

     (1)  beginning  on a testing  date (as  described  in  Treasury  Regulation
Section 1.382-2(a)(4)), on which the aggregate Percentage Stock Increases of all
5-Percent  Stockholders  on such  testing  date (taking into account all pending
Transfers) equals or exceeds the Threshold Percentage; and

     (2) ending on the earliest date on which the Board of Directors  determines that (a) an  ownership  change  (within  the  meaning of section 382 of the IRC)
would not result in a substantial  limitation on the ability of the  Corporation
(or a  direct  or  indirect  subsidiary  of the  Corporation)  to use  otherwise available Tax Benefits, or (b) no significant value attributable to Tax Benefits would be preserved by continuing the Transfer  restrictions herein (the earliest of the dates  described  in this clause (2) being  hereafter  referred to as the
"Termination Date").

     "Stock"  means  stock as that term is used in Section  382(k)(6)(A)  of the
IRC.

     "Substantial  Stockholder"  means an individual or Entity that acquires or, if the Transfer  Restrictions or the Notice  Restrictions  are then  applicable, that  purports to acquire  direct  beneficial  ownership  of Series D1 Preferred
Stock in a Substantial Stockholder Transfer.

     "Substantial  Stockholder  Transfer"  means a  Transfer  that  results in a
Percentage  Stock  Increase  or,  if the  Transfer  Restrictions  or the  Notice
Restrictions  are then  applicable,  that  would  result in a  Percentage  Stock
Increase if it occurred and were not void ab initio.

     "Tax Benefits"  means net operating loss  carryovers (as defined in Section
172(b)(2) of the IRC) and net  unrealized  built-in  loss (as defined in Section
382(h)(1)(B) of the IRC).

     "Threshold Percentage" means 40%.

     "Transfer" means any direct or indirect sale, transfer, exchange, issuance, grant,  redemption,  repurchase assignment,  conveyance or other disposition for consideration, whether voluntary or involuntary, and whether by operation of law or otherwise, but not including an issuance,  grant, redemption or repurchase of
Series D1 Preferred Stock.

                                       14

     "Transferee"  means any  individual  or Entity  to whom  direct  beneficial ownership  of Stock is  Transferred  and who is, or would  become as a result of such Transfer, a Substantial Stockholder.

     "Transfer  Notice"  means  a  written  notice  provided  by  a  Substantial
Stockholder to the Corporation, at least seven and not more than twelve Business
Days prior to  Completion of a Substantial  Stockholder  Transfer,  which notice states  (i)  the  name,  address,  facsimile  number  and  e-mail  address,  and
Percentage  Stock  Ownership  of  the  Substantial   Stockholder  prior  to  the
Substantial Stockholder Transfer, (ii) if known to the Substantial  Stockholder, the name and address of the  transferor,  (iii) the number of shares  subject to the Substantial  Stockholder Transfer,  and (iv) the proposed date of Completion of the Substantial  Stockholder Transfer. For purposes of this definition,  if a
Substantial Stockholder does not exist with respect to a Substantial Stockholder
Transfer, then the Transfer Notice shall be provided by the individual or Entity that  purports  to  engage in the  Transfer  that  will  cause  the  Substantial
Stockholder Transfer.

     "Treasury  Regulation"  means a Treasury  Regulation  promulgated under the
IRC.

     (b)  Transfer  Restrictions.  Unless  specifically  waived  by the Board of
Directors,  a  Substantial  Stockholder  Transfer  that is  Completed  during  a
Restriction  Period  shall be null and void ab initio and shall not be effective to Transfer  Series D1  Preferred  Stock,  but only to the extent  necessary  to prevent  the  Transfer  from  being  a  Substantial  Stockholder  Transfer  (the
"Transfer Restrictions"). With respect to a transaction entered into through the facilities  of any  national  securities  exchange  or any  national  securities quotation  system,  the sole remedy  pursuant to this  Section 9(b) shall be the recovery of the  Prohibited  Transfer as  described  in Section  9(d).  The term
"beneficial"  used in this paragraph  shall mean  beneficial  ownership for U.S.
federal income tax purposes.

     (c) Notice and  Permitted  Transfers.  No Transfer  Notice is required  for
Transfers that occur prior to issuance by the Corporation of a Notice Date Press
Release (defined below).  A Substantial  Stockholder  Transfer that is Completed shall be null and  void ab initio  unless a Transfer  Notice is  provided  to the
Corporation (the "Notice  Restriction").  If the Corporation receives a Transfer
Notice on a day that is not in a  Restriction  Period  (taking  into account all prior  Transfers  (i) for which a previous  Transfer  Notice was received by the
Corporation,  (ii) for which a  Schedule  13D or  Schedule  13G was  theretofore filed, or (iii) of which the Corporation was otherwise previously aware) and the
Transfer  Notice  references  a  Substantial  Stockholder  Transfer  that,  upon
Completion, would cause a Restriction Period to commence, such Transfer shall be treated as a  Prohibited  Transfer  to the extent  necessary  for a  Restriction
Period not to commence.  If the Corporation receives more than one such Transfer
Notice on the same day, the Transfers  referenced in such Transfer Notices shall be treated as  Prohibited  Transfers to the extent  necessary  for a Restriction
Period not to commence,  and the amount of the Stock referenced in each Transfer
Notice that is treated as Prohibited Stock shall be in proportion to the amounts of Stock referenced in each such Transfer Notice.  The Corporation shall provide a  Restriction  Notice to each  Substantial  Stockholder  that  files a Transfer
Notice. The determination of whether a Transfer  referenced in a Transfer Notice is a Prohibited  Transfer is made on the date the Transfer Notice is received by the Corporation. From and after receipt of a Transfer Notice until Completion of the Transfer  described in such

                                       15

Transfer  Notice (and thereafter to the extent such Transfer is Completed and is not a Prohibited  Transfer),  the determination of whether a Restriction  Period has commenced with respect to any other Transfer (i) for which a Transfer Notice was not theretofore  received by the Corporation,  (ii) for which a Schedule 13D or Schedule 13G was not theretofore filed, or (iii) of which the Corporation was not  otherwise  previously  aware,  shall be made by  taking  into  account  the
Percentage  Stock Increase  referenced in such Transfer Notice (or if Completion has occurred,  the Percentage Stock Increase that resulted from that part of the
Transfer referenced in such Transfer Notice that was not a Prohibited Transfer).

     (d) Recovery of Prohibited  Transfers.  The Corporation may institute legal proceedings to force rescission of a Prohibited  Transfer.  Notwithstanding  the preceding  sentence,  the sole  remedy  with  respect to a  Prohibited  Transfer entered into through the facilities of any national  securities  exchange or any national  securities  quotation system shall be as provided below.  Upon written demand by the  Corporation,  the purported  Transferee or member of a Prohibited
Party  Group (as defined  below) with  respect to a  Prohibited  Transfer  shall deliver  or  cause  to be  delivered  to an  agent  designated  by the  Board of
Directors  (the  "Securities   Transfer  Agent"),  all  certificates  and  other
evidences  of  ownership  of the Stock  that is the  subject  of the  Prohibited
Transfer  (the  "Prohibited  Stock"),  together  with  any  dividends  or  other distributions  that were  received  from the  Corporation  with  respect to such
Prohibited Stock  ("Prohibited  Distributions").  The Securities  Transfer Agent
promptly shall sell the Prohibited Securities to one or more buyers. Disposition of Prohibited  Stock by the  Securities  Transfer Agent shall be deemed to occur simultaneously  with the  Prohibited  Transfer  to which  the  Prohibited  Stock relates.  The Securities Transfer Agent shall not act or be treated as acting as an agent for or on behalf of the purported  Transferee or Prohibited Party Group or for or on behalf of the  Corporation  and shall  have no right to bind any of them, in contract or otherwise,  but shall act only to carry out the ministerial functions  assigned  to  it  in  these  Transfer  Restrictions.  If a  purported
Transferee  or member of a Prohibited  Party Group has resold  Prohibited  Stock before receiving the  Corporation's  demand to surrender the Prohibited Stock to the  Securities  Transfer  Agent,  the  purported  Transferee  or  member  of  a
Prohibited  Party  Group  shall be deemed to have sold the  Prohibited  Stock on behalf of the Securities Transfer Agent and shall be required to Transfer to the
Securities Transfer Agent any Prohibited  Distributions and the proceeds of such sale of Prohibited  Stock.  If a purported  Transferee or member of a Prohibited
Party  Group  fails  to  surrender  Prohibited  Stock or  proceeds  of a sale of
Prohibited Stock to the Securities Transfer Agent,  together with any Prohibited
Distributions,  within three Business Days from the date the Corporation makes a demand for surrender of such  Prohibited  Stock,  the  Corporation may institute legal proceedings to compel such surrender. If a Prohibited Transfer occurs, but does not result from a Transfer of direct  beneficial  ownership of Stock,  each individual  or Entity whose  ownership of Stock is  attributed  to the 5-Percent
Stockholder that had a Percentage Stock Increase (collectively,  the "Prohibited
Party  Group")  shall be  required  to  deliver,  and  shall be  deemed  to have delivered to the Securities Transfer Agent, prior to the Transfer,  a sufficient number of shares of Stock  (which  Stock  shall be so  delivered  in the inverse order in which it was  acquired  by members of the  Prohibited  Party  Group) to cause the Transfer, following such delivery, not to be a Prohibited Transfer.

     (e) Treatment of Prohibited  Transfers and Prohibited Stock. No employee or agent of the Corporation shall record any Prohibited  Transfer and the purported
Transferee  shall not be recognized as a stockholder of Prohibited Stock for any purpose  whatsoever and shall not

                                       16

be  entitled,  with  respect  to  such  Prohibited  Stock,  to any  rights  of a stockholder of the Corporation, including, without limitation, the right to vote such Prohibited Stock or to receive dividend distributions,  whether liquidating or otherwise,  in respect thereof.  Once Prohibited Stock has been acquired in a
Transfer that is not a Prohibited Transfer,  the Prohibited Stock shall cease to be Prohibited Stock.

     (f) Proceeds of Prohibited  Transfers.  The Securities Transfer Agent shall apply any  proceeds of a sale by it of  Prohibited  Stock (or, if the  purported
Transferee  resold the  Prohibited  Stock before the  Securities  Transfer Agent could recover the Prohibited Stock from the Purported  Transferee,  the proceeds from such resale of Prohibited Stock by the Purported  Transferee),  as follows:
(a) first, to reimburse itself for its costs and expenses in connection with its duties as Securities Transfer Agent hereunder; (b) second, from such proceeds as well as other funds available in the Prohibited Transfers Fund, to reimburse the purported  Transferee  for the amounts paid by the purported  Transferee for the
Prohibited  Stock, and (c) third, to pay any remaining  balance of such proceeds into a fund (the "Prohibited Transfers Fund") that will hold all excess proceeds from sales of  Prohibited  Stock.  The  Securities  Transfer  Agent shall be the disbursing  agent of the Prohibited  Transfers Fund, and such fund shall be used to  reimburse  purported  Transferees  for the  amounts  paid  by the  purported
Transferees  for  Prohibited  Stock.  At the end of a  Restriction  Period,  any
remaining  amounts in the  Prohibited  Transfers  Fund shall be paid to the U.S.
Treasury Department.

     (g) Amendment of Transfer  Restrictions.  An affirmative vote of two-thirds of the  holders of Series D1  Preferred  Stock  shall be  required to amend this
Section 9 if such amendment  would impose  additional  restrictions,  burdens or requirements on any Transfer of Series D1 Preferred Stock.

     (h) Legend on Certificates. All certificates reflecting Series D1 Preferred
Stock,  until the end of a  Restriction  Period,  bear a  conspicuous  legend in substantially the following form:

     THE TRANSFER OF THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE IS SUBJECT
TO RESTRICTION PURSUANT TO SECTION 9 OF THE ARTICLES SUPPLEMENTARY FOR THE 9.00%
SERIES D1 MANDATORY CONVERTIBLE  PREFERRED STOCK OF THE CORPORATION,  AS AMENDED
AND IN  EFFECT  FROM  TIME TO TIME,  A COPY OF WHICH  MAY BE  OBTAINED  FROM THE
CORPORATION UPON REQUEST.

     (i) Press  Releases.  Within five (5) Business  Days after the  Corporation determines that a Notice Date has occurred,  the Corporation shall issue a press release stating that fact and stating that the Transfer  Notice  requirements of this  Section  9  have  therefore  become  operative  (the  "Notice  Date  Press
Release"). Within five (5) Business Days after the Corporation determines that a
Restriction  Period has commenced,  the Corporation  shall issue a press release stating such fact.

     (j) Administration of Transfer  Restrictions.  The Board of Directors shall have the power to determine, in its sole discretion, all matters related to this
Section 9, including

                                       17

matters  necessary  or  desirable  to  administer,  to  waive  or  to  determine compliance with this Section 9.

     Section 10. Definitions. (a) "2007 Section 858 Dividend" means the dividend issued  by the  Corporation  in  calendar  year  2007 in  order to  satisfy  the
Corporation's obligation to distribute the Corporation's calendar year 2006 real estate investment trust taxable income in order to maintain its status as a real estate investment trust.

     (b) "Additional Stock" has the meaning set forth in Section 6(e)(ii).

     (c)  "Adjusted  Stated  Value" means the Initial  Stated Value per share of
Series D1 Preferred  Stock, as adjusted from time to time for any  Extraordinary
Stock Event.

     (d) "Board of Directors" has the meaning set forth in Section 2.

     (e)  "Business  Day" means any day other  than a Saturday  or Sunday or any other day on which banks in the City of New York are  authorized  or required by law or executive order to close.

     (f)  "Capital  Stock" of any Person  means any and all  shares,  interests, participations  or other  equivalents  however  designated  of corporate  stock, capital stock or other equity  participations,  including  partnership interests
(whether general or limited), membership interests or other equivalents (however designated),  of  such  Person  and  any  rights,  warrants,  options  or  other securities to acquire an equity interest in such Person.

     (g) "Charter" means the Charter of the Corporation, as amended, restated or supplemented from time to time.

     (h) "Closing Sale Price" on any date means the closing sale price per share
(or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either  case,  the  average of the  average  bid and the average ask prices) on that date as reported in the composite  transactions  for the principal  U.S.  national  securities  exchange on which the Common Stock is traded  or, if the  Common  Stock is not  listed on a U.S.  national  securities exchange,  as reported by the NASDAQ  Stock  Market.  If the Common Stock is not
listed for trading on a U.S.  national  securities  exchange and not reported by the NASDAQ Stock Market on the  relevant  date,  the Closing Sale Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the OTC Bulletin Board.

     (i) "Common Stock" has the meaning set forth in Section 2.

     (j)  "Common  Stock  Equivalents"  has the  meaning  set  forth in  Section
6(e)(iii).

     (k) "Conversion  Price" means $7.00 per share of Series D1 Preferred Stock, subject to adjustment from time to time pursuant to Section 6(e).

                                       18

     (l)  "Conversion  Price  Adjustment  Provisions"  means the  provisions  of
Section  6(e)(i)  hereof  and,  from and after the  Series D2 Filing  Date,  the corresponding provision in the Articles Supplementary setting forth the terms of the Series D2 Preferred Stock.

     (m) "Conversion Rights" has the meaning set forth in Section 6.

     (n) "Corporation" means Novastar Financial, Inc., a Maryland corporation.

     (o) "Dividend Payment Date" has the meaning set forth in Section 3(a).

     (p) "Dividend Rate" has the meaning set forth in Section 3(a).

     (q) "Dividend Record Date" has the meaning set forth in Section 3(a).

     (r)  "Extraordinary  Stock Event" means any stock split or  combination  of shares of Series D1 Preferred Stock.

     (s) "Forced  Conversion  Announcement" has the meaning set forth in Section
6(b).

     (t) "Holder"  means the Person in whose name a share of Series D1 Preferred
Stock is registered.

     (u)  "Initial  Stated  Value" means $25.00 per share of Series D1 Preferred
Stock.

     (v)  "Issue  Date"  means  the  first  date on which  shares  of  Series D1
Preferred Stock are first issued.

     (w) "Investors"  means MassMutual  Capital Partners LLC,  Jefferies Capital
Partners IV LP, Jefferies Employee Partners IV LLC, and JCP Partners IV LLC.

     (x) "Junior Shares" has the meaning set forth in Section 2.

     (y) "Liquidation Event" has the meaning set forth in Section 4(a).

     (z) "Liquidation Preference" has the meaning set forth in Section 4(a).

     (aa) "MGCL" means the Maryland General Corporation Law.

     (bb) "Outstanding Common" has the meaning set forth in Section 6(e).

     (cc) "Parity Shares" has the meaning set forth in Section 2.

     (dd) "Person" means any individual, corporation, limited liability company, partnership,  joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                                       19

     (ee) "Publicly  Traded" means,  with respect to the Common Stock,  that the
Common Stock is (i) listed on a U.S. national securities  exchange,  (ii) quoted on NASDAQ or (iii) traded in the domestic  over-the-counter market, which trades are reported by the OTC Bulletin Board.

     (ff) "Rights  Offering"  means a rights  offering in connection  with which holders of record of Common  Stock and holders of record of Series D1  Preferred
Stock  will be  entitled  to  receive a  distribution  from the  Corporation  of non-transferable  rights to  subscribe  for and  purchase  from the  Corporation shares of Series D2 Preferred  Stock and certain  holders of Series D1 Preferred
Stock will have the obligation to purchase  shares of Series D2 Preferred  Stock that are not purchased  pursuant to such rights, all as further described in (i)
Section 2.5 of the Securities  Purchase Agreement and (ii) Section 2 and Exhibit
A of the Standby Purchase Agreement.

     (gg) "Securities Act" means the Securities Act of 1933, as amended.

     (a) "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of July 16, 2007, by and among the  Corporation  and the Investors,  as amended, supplemented or otherwise modified from time to time.

     (b) "Series C Preferred Stock" has the meaning set forth in Section 2.

     (c) "Series D1 Preferred Stock" has the meaning set forth in Section 1.

     (d) "Series D2 Filing Date" has the meaning set forth in Section 7(b).

     (e) "Series D2 Preferred Stock" has the meaning set forth in Section 2.

     (f) "Series E Preferred  Stock" has the meaning set forth in Section 2.

     (g) "Senior Shares" has the meaning set forth in Section 2.

     (h)  "Shareholder  Vote" means the vote or written consent of the requisite shareholders  of the  Corporation  in accordance  with the MGCL, the Charter and
Bylaws of the  Corporation  and the rules and  regulations of the New York Stock
Exchange approving both Conversion Price Adjustment Provisions.

     (i) "Standby Purchase Agreement" means the Standby Purchase Agreement dated as of July 16, 2007, by and among the Corporation and the Investors, as amended, supplemented or otherwise modified from time to time.

     (j)  "Subsidiary"  means,  with  respect  to any  Person  as of any time of determination,  (i) any  corporation,  association or other  business  entity of which  more  than 50% of the total  voting  power of  shares  of  Capital  Stock entitled  (without  regard to the occurrence of any  contingency) to vote in the election of  directors,  managers  or  trustees  thereof is at the time owned or controlled,  directly or indirectly,  by such Person or one or more of the other
Subsidiaries of that Person (or a combination  thereof) and (ii) any partnership or limited  liability  company  (A) a majority  of the  general  partners or the managing general partner (in the case of

                                       20

any  partnership),  or a majority of the managers or the sole managing member or manager (in the case of a limited liability  company),  of which is at such time such Person or a Subsidiary of such Person or (B) the only general  partners (in the case of any  partnership),  or the only managing members or managers (in the case of a limited liability  company),  of which are at such time such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     (k)  "Trading  Day" means a day during  which (i)  trading in Common  Stock generally  occurs and (ii) a Closing Sale Price for the Common Stock is provided on The New York Stock  Exchange or, if the Common Stock is not listed on The New
York Stock Exchange, on the principal other U.S. national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a
U.S.  national  securities  exchange,  on NASDAQ,  or if the Common Stock is not quoted on NASDAQ, on the OTC Bulletin Board.

     Section 11. Miscellaneous.

     (a) The  Corporation  covenants that any shares of Common Stock issued upon conversion  of the  Series D1  Preferred  Stock or issued in  respect of a share dividend  payment shall be validly issued,  fully paid and  non-assessable,  and issued in compliance with all federal and state laws.

     (b) The  Corporation  shall pay any and all  documentary  stamp or  similar issue or transfer taxes payable in respect of the issue or delivery of Series D1
Preferred Stock or shares of Common Stock or other securities or property issued or  distributed  in respect of shares of the Series D1 Preferred  Stock pursuant hereto.

     (c)  The  shares  of  Series  D1  Preferred  Stock  are  perpetual  and not redeemable,  other than as set forth in Articles  Supplementary  containing  the terms of the Series D1 Preferred Stock.

     (d) Whenever  possible,  each  provision  hereof shall be  interpreted in a manner as to be effective and valid under  applicable  law, but if any provision hereof  is held to be  prohibited  by or  invalid  under  applicable  law,  such provision  shall  be  ineffective  only to the  extent  of such  prohibition  or invalidity,  without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent  jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular  percentage were increased or decreased,  then such court may make such  change as shall be  necessary  to render the  provision  in question effective and valid under applicable law.

     (e) The headings of the various  sections and  subdivisions  hereof are for convenience of reference only and shall not affect the  interpretation of any of the provisions hereof.

     (f) If any of the voting powers,  preferences and relative,  participating, optional  and  other  special  rights  of the  Series  D1  Preferred  Stock  and qualifications,  limitations  and  restrictions  thereof  set  forth  herein  is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating,
optional  and  other   special   rights  of  Series  D1   Preferred   Stock  and
qualifications,  limitations and restrictions thereof set forth herein which can be given effect without the invalid,

                                       21

unlawful   or   unenforceable   voting   powers,   preferences   and   relative,
participating,  optional and other special  rights of Series D1 Preferred  Stock and qualifications,  limitations and restrictions  thereof shall,  nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series D1 Preferred Stock and qualifications,  limitations and restrictions  thereof herein set forth shall be deemed  dependent upon any other such voting powers,  preferences  and relative, participating, optional or other special rights of Series D1 Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     (g)  Shares  of Series  D1  Preferred  Stock  that  have  been  issued  and reacquired by the Corporation in any manner, including Series D1 Preferred Stock purchased  or  converted,  shall be  returned  to the status of  authorized  but unissued shares of Common Stock.

     (h) If any  certificate  for Series D1 Preferred  Stock shall be mutilated, lost,  stolen or  destroyed,  the  Corporation  shall issue,  in exchange and in substitution for and upon  cancellation of the mutilated  certificate for Series
D1 Preferred  Stock,  or in lieu of and  substitution  for the  certificate  for
Series D1 Preferred  Stock lost,  stolen or  destroyed,  a new  certificate  for
Series D1 Preferred Stock of like tenor and representing an equivalent amount of
Series D1 Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such  certificate for Series D1 Preferred Stock and indemnity, if requested, satisfactory to the Corporation.

     (i) The  Corporation  shall not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities  or any other  voluntary  action,  avoid or seek to avoid the observance or performance  of any of the terms of the Series D1 Preferred  Stock set forth herein, but will at all times in good faith assist in the carrying out of  all  terms  and  in the  taking  of all  action  that  may be  necessary  or appropriate  in order to protect the rights of the  Holders of then  outstanding
Series D1 Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing,  the Corporation (i) shall not increase the par value of any shares of stock receivable on the conversion of Series D1 Preferred
Stock above the amount payable  therefor on such  conversion and (ii) shall take all action that may be necessary or  appropriate  in order that the  Corporation may  validly  and  legally  issue  fully  paid and  nonassessable  shares on the conversion of all Series D1 Preferred Stock from time to time outstanding.

     (j) The  remedies  provided in the terms of the Series D1  Preferred  Stock shall be cumulative and in addition to all other remedies  available under terms of the Series D1  Preferred  Stock,  at law or in equity  (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance  with the provisions  giving rise to such remedy. Nothing herein shall limit a Holder's right to pursue actual damages for any  failure  by the  Corporation  to comply  with the  terms of these  Articles
Supplementary.  The Corporation  covenants to each Holder of Series D1 Preferred
Stock that there shall be no  characterization  concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not,  except as  expressly provided  herein,  be subject to any other obligation of the Corporation (or the performance  thereof).  The Corporation  acknowledges that a breach by it of its obligations

                                       22

hereunder will cause  irreparable harm to the Holders of the Series D1 Preferred
Stock and that the  remedy at law for any such  breach  may be  inadequate.  The
Corporation therefore agrees that, in the event of any such breach or threatened breach,  the  Holders of the Series D1  Preferred  Stock shall be  entitled,  in addition to all other  available  remedies,  to an  injunction  restraining  any breach,  without the necessity of showing  economic loss and without any bond or other security being required.

     (k) No  failure  or delay on the part of a Holder of  Series  D1  Preferred
Stock in the exercise of any power,  right or privilege  hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege  preclude other or further  exercise  thereof or of any other right, power or privilege.

     (l) The shares of Series D2 Preferred  Stock are subject to the  provisions of Article XI of the Charter.

     (m) No Holder of shares of Series D1  Preferred  Stock shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the
MGCL or any successor provision.

     (n) Except for any  amendment  described  in  Section  5(b),  the terms and conditions set forth in these Articles Supplementary may be amended, modified or waived upon the approval of holders of Capital Stock of the Corporation required by the MGCL.

     THIRD:  The shares of Series D1 Preferred  Stock have been  classified  and designated  by the Board of  Directors  under  the  authority  contained  in the
Charter.

     FOURTH:  These  Articles  Supplementary  have been approved by the Board of
Directors in the manner and by the vote required by law.

     FIFTH: The undersigned  Chairman and Chief Executive  Officer  acknowledges these Articles  Supplementary to be the corporate act of the Corporation and, as to all  matters or facts  required to be verified  under oath,  the  undersigned
Chairman  and Chief  Executive  Officer  acknowledges  that,  to the best of his knowledge,  information  and  belief,  these  matters  and facts are true in all material  respects  and that this  statement  is made  under the  penalties  for perjury.

                                      * * *

                                       23

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman  and Chief  Executive
Officer and attested by its Secretary on this 16th day of July, 2007.

ATTEST:                           NOVASTAR FINANCIAL, INC.

  /s/ Jeffrey D. Ayers            By:      /s/ Scott F. Hartman           (SEAL)
-------------------------------         ----------------------------------
Jeffery D. Ayers                        Scott F. Hartman
Secretary                               Chairman and Chief Executive Officer